THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED, SOLD, OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS OR UNLESS OFFERED, SOLD, OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION OR QUALIFICATION REQUIREMENTS OF THOSE LAWS.

Original Date of Issuance: April 1, 2004                   Right to Purchase Up to 250,000 Shares of
Amended and Restated: March 19, 2009                 Common Stock

AUXILIO, INC.
AMENDED AND RESTATED COMMON STOCK PURCHASE WARRANT
(“WARRANT”)

     THIS CERTIFIES THAT, for value received, Etienne Weidemann or its registered assigns (the “Holder”) are entitled to purchase from Auxilio, Inc. (the “Company”), a Nevada corporation, at any time or from time to time during the period specified in Section 1 hereof, up to two hundred fifty thousand (250,000) fully paid and nonassessable shares of the Company’s common stock (the “Common Stock”), at an exercise price of $0.55 per share (the “Exercise Price”) upon the terms and conditions contained herein. The number of shares of Common Stock purchasable hereunder (the “Warrant Shares”) and the Exercise Price are subject to adjustment as provided in Section 4 hereof. The term “Warrant” means this Warrant. This Warrant is subject to the following terms, provisions, and conditions.

     1. Period of Exercise. This Warrant is exercisable at any time or from time to time on or after April 1, 2005 and before 5:00 P.M., Pacific Time on March 31, 2011 (the “Exercise Period”).

     2. Mechanics of Exercise. Subject to the provisions hereof, this Warrant may be exercised as follows.

     (i) Vesting. The Warrant will vest as follows: (a) 83,333 vested one year from the closing of the Mayo Merger Deal, on April 1, 2005. (b) 83,333 vesting contingent upon the company achieving a minimum of the 2004 EBITDA targets set forth in the Mayo Group, Inc. Merger (Exhibit H as amended and approved by the Board of Directors from time to time) of final Agreement and Plan of Merger between PeopleView, Inc., PeopleView Acquisition Corporation and Alan Mayo and Associates, Inc. (c) 83,334 vesting contingent upon the company achieving a minimum of the 2005 EBITDA targets set forth in the Mayo Group, Inc. Merger (Exhibit H as amended and approved by the Board of Directors from time to time) of final Agreement and Plan of Merger between PeopleView, Inc., PeopleView Acquisition

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Corporation and Alan Mayo and Associates, Inc. Warrants subject to contingencies numbers 2 and 3 above will be placed in Escrow and released to Holder within thirty days after audited numbers are achieved and released for the applicable periods. Should however, the actual 2004 and/or 2005 operating budget EBITDA achieved be less than 100% but 75% or more of the target set at closing, Executive will only be become entitled to an equally reduced ratio of these warrants. In the event that less than a 75% of the 2004 and/or 2005 operating target budgeted EBITDA is achieved, Executive will not be entitled to any percentage of the additional warrants.

     (b) Manner of Exercise. This Warrant may be exercised by the Holder, in whole or in part, by the surrender of this Warrant (or evidence of loss, theft, destruction, or mutilation thereof in accordance with Section 8(c) hereof), together with a completed exercise agreement in the Form of Exercise Agreement attached hereto as Exhibit 1 (the “Exercise Agreement”), to the Company at the Company’s principal executive offices (or such other office or agency of the Company as it may designate by notice to the Holder), together with (i) payment to the Company in cash, by certified or official bank check, or by wire transfer for the account of the Company of the Exercise Price for the Warrant Shares specified in the Exercise Agreement. The Warrant Shares so purchased will be deemed to be issued to the Holder or Holder’s designees, as the record owner of such shares, as of the date on which this Warrant has been surrendered, the completed Exercise Agreement has been delivered, and payment has been made for such shares as set forth above. In the event the Company’s Common Stock becomes Publicly Traded, then in lieu of the payment methods set forth above, when permitted by law and applicable regulations (including Nasdaq and NASD rules), the Holder may pay the Exercise Price through a “same day sale” commitment from the Holder (and if applicable a broker-dealer that is a member of the National Association of Securities Dealers (a “NASD Dealer”)), whereby the Holder irrevocably elects to exercise this Warrant and to sell a portion of the Shares so purchased to pay for the Exercise Price and the Holder (or, if applicable, the NASD Dealer) commits upon sale (or, in the case of the NASD Dealer, upon receipt) of such Warrant Shares to forward the Exercise Price directly to the Company.

     (c) Issuance of Certificates. Subject to Section 2(c), certificates for the Warrant Shares so purchased, representing the aggregate number of shares specified in the Exercise Agreement, will be delivered to the Holder within a reasonable time, not exceeding three (3) business days, after this Warrant has been so exercised (the “Delivery Period”). The certificates so delivered will be in such denominations as may be reasonably requested by the Holder and will be registered in the name of Holder or such other name as may be designated by such Holder. If this Warrant has been exercised only in part, then, unless this Warrant has expired, the Company will at its expense, at the time of delivery of such certificates, deliver to the Holder a new Warrant representing the number of shares with respect to which this Warrant has not then been exercised.

     (d) Exercise Disputes. In the case of any dispute with respect to an exercise, the Company will promptly issue such number of shares of Common Stock as are not disputed in accordance with this Section. If such dispute involves the calculation of the Exercise Price, the Company will submit the disputed calculations to a nationally recognized independent accounting firm (selected by the Company) via facsimile within three (3) business days of receipt of the Exercise Agreement. The accounting firm will audit the calculations and notify the Company and the converting Holder of the results no later than two (2) business days from the date it receives the disputed calculations. The accounting firm’s calculation will be deemed conclusive, absent manifest error. The Company will then issue the appropriate number of shares of Common Stock in accordance with this Section.

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     (e) Fractional Shares. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but the Company will pay a cash adjustment in respect of any fractional share which would otherwise be issuable in an amount equal to the same fraction of the Exercise Price of a share of Common Stock (as determined for exercise of this Warrant into whole shares of Common Stock); provided that in the event that sufficient funds are not legally available for the payment of such cash adjustment any fractional shares of Common Stock will be rounded up to the next whole number.

     3. Certain Agreements of the Company. The Company hereby covenants and agrees as follows.

     (a) Shares to be Fully Paid. All Warrant Shares will, upon issuance in accordance with the terms of this Warrant, be validly issued, fully paid, and non-assessable and free from all taxes, liens, claims and encumbrances.

     (b) Reservation of Shares. During the Exercise Period, the Company will at all times have authorized, and reserved for the purpose of issuance upon exercise of this Warrant, a sufficient number of shares of Common Stock to provide for the exercise of this Warrant.

     (c) Certain Actions Prohibited. The Company will not, by amendment of its charter or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such actions as may reasonably be requested by the Holder of this Warrant in order to protect the exercise privilege of the Holder of this Warrant, consistent with the tenor and purpose of this Warrant. Without limiting the generality of the foregoing, the Company will take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant.

     4. Antidilution Provisions. During the Exercise Period or until fully exercised, the Exercise Price and the number of Warrant Shares will be subject to adjustment from time to time as provided in this Section 4. In the event that any adjustment of the Exercise Price as required herein results in a fraction of a cent, such Exercise Price will be rounded up or down to the nearest cent.

     (a) Subdivision or Combination of Common Stock. If the Company, at any time after the initial issuance of this Warrant, subdivides (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) its shares of Common Stock into a greater number of shares, then, after the date of record for effecting such subdivision, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time after the initial issuance of this Warrant combines (by reverse stock split, recapitalization, reorganization, reclassification or otherwise) its shares of Common Stock

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into a smaller number of shares, then, after the date of record for effecting such combination, the Exercise Price in effect immediately prior to such combination will be proportionately increased.

     (b) Adjustment in Number of Shares. Upon each adjustment of the Exercise Price pursuant to the provisions of this Section 4, the number of shares of Common Stock issuable upon exercise of this Warrant will be adjusted by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock issuable upon exercise of this Warrant immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

     (c) Merger. If the Company consolidates or merges with any other corporation or entity (other than a merger in which the Company is the surviving or continuing entity), then any unvested portion will immediately vest, and this Warrant will remain exercisable in accordance with its terms for equity securities in the surviving entity having the same economic and other rights as would have been received if this Warrant had been exercised immediately prior to such consolidation or merger.

     (d) Distribution of Assets. In case the Company declares or makes any distribution of its assets (or rights to acquire its assets) to holders of Common Stock as a partial liquidating dividend, by way of return of capital or otherwise (including any dividend or distribution to the Company’s shareholders of cash or shares (or rights to acquire shares) of capital stock of a subsidiary) (a “Distribution”), at any time after the initial issuance of this Warrant, then the Holder will be entitled upon exercise of this Warrant for the purchase of any or all of the shares of Common Stock subject hereto, to receive the amount of such assets (or rights) which would have been payable to the Holder had such Holder been the holder of such shares of Common Stock on the record date for the determination of shareholders entitled to such Distribution.

     (e) Notices of Adjustment. Upon the occurrence of any event which requires any adjustment of the Exercise Price, then, and in each such case, the Company will give notice thereof to the Holder, which notice will state the Exercise Price resulting from such adjustment and the increase or decrease in the number of Warrant Shares purchasable at such price upon exercise, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Such calculation will be certified by the chief financial officer of the Company.

     (f) Minimum Adjustment of Exercise Price. No adjustment of the Exercise Price will be made in an amount of less than 1% of the Exercise Price in effect at the time such adjustment is otherwise required to be made, but any such lesser adjustment will be carried forward and will be made at the time and together with the next subsequent adjustment which, together with any adjustments so carried forward will amount to not less than 1% of such Exercise Price.

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     (g) Other Notices. If at any time:

(i) the Company declares any dividend upon the Common Stock payable in shares of stock of any class or make any other distribution to the holders of the Common Stock;

(ii) the Company offers for subscription pro rata to the holders of the Common Stock any additional shares of stock of any class or other rights;

(iii) there is any capital reorganization of the Company, or reclassification of the Common Stock, or consolidation or merger of the Company with    or into, or sale of all or substantially all of its assets to, another corporation or entity; or

(iv) there is a voluntary or involuntary dissolution, liquidation, or winding-up of the Company;

     then, in each such case, the Company will give to the Holder (A) notice of the date on which the books of the Company will close or a record will be taken for determining the holders of Common Stock entitled to receive any such dividend, distribution, or subscription rights or for determining the holders of Common Stock entitled to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding-up, and (B) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding-up, notice of the date (or, if not then known, a reasonable approximation thereof by the Company) when the same will take place. Such notice will also specify the date on which the holders of Common Stock are entitled to receive such dividend, distribution, or subscription rights or to exchange their Common Stock for stock or other securities or property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding-up, as the case may be. Such notice will be given at least thirty (30) days prior to the record date or the date on which the Company’s books are closed in respect thereto, but in no event earlier than public announcement of such proposed transaction or event. Failure to give any such notice or any defect therein will not affect the validity of the proceedings referred to in clauses (i), (ii), (iii) and (iv) above.

     5. Registration Rights. If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Holder) any of its stock under the Securities Act of 1934 in connection with the public offering of such securities solely for cash (other than a registration on Form S-4, Form S-8 or any successors thereto or a registration in which the only stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered), the Company shall, at such time, promptly give the Holder written notice of such registration. Upon the written request of the Holder given within fifteen (15) days after mailing of such notice by the Company, the Company shall, subject to the provisions of Section 5(a), below, cause to be registered under the Securities Act all of the Warrant Shares.

     (a) Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company’s capital stock, the Company shall not be required under this Section 5 to include any of the Warrant Shares in such underwriting unless they accept the

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terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company.

     (b) Company Registration All expenses (other than underwriting discounts and commissions) incurred in connection with registrations, filings or qualifications of Warrant Shares pursuant to this Section 5, including (without limitation) all registration, filing, and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel for the Holder selected by them with the approval of the Company, which approval shall not be unreasonably withheld, shall be borne by the Company.

     6. Issue Tax. The issuance of certificates for Warrant Shares upon the exercise of this Warrant will be made without charge to the Holder of such shares for any issuance tax or other costs in respect thereof; provided that the Company will not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than the Holder.

     7. No Rights or Liabilities as a Shareholder. This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company. No provision of this Warrant, in the absence of affirmative action by the Holder to purchase Warrant Shares, and no mere enumeration herein of the rights or privileges of the Holder will give rise to any liability of the Holder for the Exercise Price or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

8. Transfer, Exchange and Replacement of Warrant.
(a) Restriction on Transfer. This Warrant and the rights granted to the Holder are transferable, in whole or in part, upon surrender of this Warrant, together with a properly executed assignment in the Form of Assignment attached hereto as Exhibit 2, at the office or agency of the Company referred to in Section 8(e) below. The holder agrees not to transfer any of the warrants and the rights granted herein prior to April 1, 2005. Until due presentment for registration of transfer on the books of the Company, the Company may treat the registered holder hereof as the owner and holder hereof for all purposes, and the Company will not be affected by any notice to the contrary.

     (b) Warrant Exchangeable for Different Denominations. This Warrant is exchangeable, upon the surrender hereof by the Holder at the office or agency of the Company referred to in Section 9 below, for new Warrants, in the form hereof, of different denominations representing in the aggregate the right to purchase the number of shares of Common Stock which may be purchased hereunder, each of such new Warrants to represent the right to purchase such number of shares as shall be designated by the Holder at the time of such surrender.

     (c) Replacement of Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant or, in the case of any such loss, theft, or destruction, upon delivery, of an indemnity agreement reasonably

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satisfactory in form and amount to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company, at its expense, will execute and deliver, in lieu thereof, a new Warrant, in the form hereof, in such denominations as Holder may request.

     (d) Cancellation; Payment of Expenses. Upon the surrender of this Warrant in connection with any transfer, exchange, or replacement as provided in this Section 8, this Warrant will be promptly canceled by the Company. The Company will pay all issuance taxes (other than securities transfer taxes) and charges payable in connection with the preparation, execution, and delivery of Warrants pursuant to this Section 8.

     (e) Warrant Register. The Company will maintain, at its principal executive offices (or such other office or agency of the Company as it may designate by notice to the Holder), a register for this Warrant, in which the Company will record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each transferee and each prior owner of this Warrant.

     9. Notices. Any notice herein required or permitted to be given will be in writing and may be personally served or delivered by courier or by confirmed telecopy, and will be deemed delivered at the time and date of receipt (which will include telephone line facsimile transmission). The addresses for such communications will be as follows:

if to the Company,

Auxilio, Inc.
27401 Los Altos, Suite 100
Mission Viejo, CA 92691
Attention: Paul Anthony, CFO

and, if to the Holder, at such address as Holder will have provided in writing to the Company, or at such other address as each such party furnishes by notice given in accordance with this Section 9.

     10. Governing Law; Jurisdiction. This Warrant will be governed by and construed in accordance with the laws of the State of California applicable to contracts made and to be performed in the State of California. The Company irrevocably consents to the jurisdiction of the United States federal courts located in the State of California and the state courts located in the County of Orange in the State of California in any suit or proceeding based on or arising under this Warrant and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in such courts. The Company irrevocably waives the defense of an inconvenient forum to the maintenance of such suit or proceeding. The Company agrees that a final nonappealable judgment in any such suit or proceeding will be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

11. Miscellaneous.
(a) Amendments. This Warrant and any provision hereof may only be amended by an instrument in writing signed by the Company and the Holder. If the Company

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requests a modification or waiver of the provisions of this Warrant, the Company will pay the Holder’s reasonable attorneys’ fees and expenses incurred in connection therewith.

     (b) Descriptive Headings. The descriptive headings of the several sections of this Warrant are inserted for purposes of reference only, do not constitute a part of this Warrant, and will not affect the meaning or construction of any of the provisions hereof.

(c) N/A.
(d) Assignability. This Warrant will be binding upon the Company and its successors and assigns and will inure to the benefit of Holder and its successors and assigns. The Holder will notify the Company upon the assignment of this Warrant.

     (e) Weekends, Etc. If the end of the Exercise Period falls on a Saturday, Sunday or legal holiday, the end of the Exercise Period will be extended automatically until 5:00 p.m. the next business day in the State of California.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.

Auxilio, Inc.

By:
Paul Anthony, CFO

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EXHIBIT 1

FORM OF EXERCISE AGREEMENT

(To be Executed by the Holder in order to Exercise the Warrant)

The undersigned hereby irrevocably exercises the right to purchase ____________ of the shares of Common Stock of Auxilio, Inc., a Nevada corporation (the “Company”), evidenced by the attached Warrant, and herewith makes payment of the Exercise Price with respect to such shares in full, all in accordance with the conditions and provisions of said Warrant.

     (i) The undersigned agrees not to offer, sell, transfer, or otherwise dispose of any Common Stock obtained on exercise of the Warrant, except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws.

     (ii) The undersigned requests that stock certificates for such shares be issued, and a Warrant representing any unexercised portion hereof be issued, pursuant to the Warrant in the name of the Holder (or such other person or persons indicated below) and delivered to the undersigned (or designee(s)) at the address (or addresses) set forth below:

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EXHIBIT 2

FORM OF ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers all rights of the undersigned under the within Warrant, with respect to the number of shares of Common Stock covered thereby set forth hereinbelow, to

Name of Assignee	Address	No. of Shares

and hereby irrevocably constitutes and appoints ______________________________ as agent and attorney-in-fact to transfer said Warrant on the books of the within-named corporation, with full power of substitution in the premises.

Signature:
Title of Signing Officer or Agent (if any):
Address:

Note:	The above signature should correspond
exactly with the name on the face of the
within Warrant.

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